BLACKSKY REPORTS FIRST QUARTER 2024 RESULTS

Q1 Total Revenue Increases 32% Over Prior Year Period
Company Wins $30 Million in New Contracts and Renewal Agreements

HERNDON, VA – May 8, 2024 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the first quarter ended March 31, 2024.

First Quarter Financial Highlights:
•Revenue of $24.2 million, up 32% from the prior year quarter
•Imagery & software analytical services revenue grew 13% over the prior year quarter
•Cost of sales, as a percent of revenue, related to imagery & software analytical services improved to 19% from 23% in the prior year quarter

“Strong execution combined with growing global demand for our space-based intelligence solutions drove a 32% increase in first quarter revenues versus the prior year period,” said Brian E. O’Toole, BlackSky CEO. “We continue to demonstrate strong operating leverage progressing toward sustainable long-term profitable growth. During the first quarter we secured a number of new contracts and renewals agreements totaling $30 million, from both U.S. and international government customers. These contract wins demonstrate how BlackSky’s advanced capabilities are relied upon every day for critical decision making. We’re seeing strong and growing demand for our Gen-3 imaging and analytic capabilities, which we plan to start launching this year.”

Recent Highlights
•Won a $24 million contract with the Air Force Research Laboratory for moving target engagement services combining BlackSky’s data with multiple government ISR and other commercial data sources
•Awarded a multi-million dollar contract with a defense and intelligence customer to provide BlackSky’s advanced space-based intelligence capabilities
•Company closed over 10 six-figure contracts and renewal agreements
•Continued significant progress on Gen-3 satellites toward a planned launch later this year
•Secured a $20 million commercial bank line that provides BlackSky with additional financial flexibility to fund growth initiatives and general corporate purposes

Financial Results
Revenues
Total revenue for the first quarter of 2024 was $24.2 million, up $5.8 million, or 32%, from the first quarter of 2023. Imagery and software analytical services revenue was $17.8 million in the first quarter of 2024, up 13% over the prior year period, primarily driven by incremental customer orders for BlackSky’s imagery services. Professional and engineering services revenue was $6.4 million in the first quarter of 2024, up 143% over the prior year period. The significant year-over-year increase was primarily related to new customer wins and the execution step up of multiple major international contracts. Professional and engineering services contracts are milestone-based contracts that may have quarter-over-quarter revenue variability, in contrast to the imagery and software analytical services, which are typically recurring subscription-based revenues.

Cost of Sales(1)
Cost of sales as a percent of revenue improved to 29% for the first quarter of 2024, compared to 35% in the first quarter of 2023. Imagery and software analytical service costs as a percent of revenue improved to 19% in the first quarter of 2024, compared to 23% in the first quarter of 2023. The year-over-year improvement in imagery and software analytical service costs was primarily driven by greater volumes of revenue that inherently have a low fixed-cost structure as a percent of revenue.

Operating Expenses
Operating expenses for the first quarter of 2024 were $30.5 million, which included $3.1 million of non-cash stock-based compensation expense and $11.2 million in depreciation and amortization expenses. Operating expenses for the first quarter of 2023 were $28.8 million, which included $2.7 million in non-cash stock-based compensation expense and $9.7 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses for the first quarter of 2024 were $16.2 million, compared to cash operating expenses of $16.4 million for the first quarter of 2023. The year-over-year decrease of $0.2 million, or 1%, was primarily driven by reductions in general corporate costs, which more than offset investments in our go-to-market initiatives.

Net Loss
Net loss for the first quarter of 2024 was $15.8 million, compared to a net loss of $17.3 million in the first quarter of 2023.

Adjusted EBITDA(2)
Adjusted EBITDA for the first quarter of 2024 was $1.4 million, compared to an Adjusted EBITDA loss of $4.1 million in the first quarter of 2023. The $5.5 million year-over-year improvement was primarily driven by strong operating leverage achieved through higher revenues, improvement in gross margins, and reductions in cash operating expenses.

(1) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

Balance Sheet & Capital Expenditures
As of March 31, 2024, cash and cash equivalents, restricted cash, and short-term investments totaled $35.8 million. Subsequent to the end of the quarter, the Company entered into a commercial bank line of $20 million bringing total liquidity to $55.8 million on a pro forma basis. In addition, a few major customer contracts include interim milestones for which revenue and costs have been recognized but have not yet been billed. Therefore, the Company anticipates receiving approximately $24 million in payments from these contracts over the next 12 months, which would further enhance liquidity. Capital expenditures for the first quarter of 2024 were $14.6 million.

2024 Outlook
The Company maintains its outlook for full year 2024 revenue of between $102 million and $118 million, and full year 2024 Adjusted EBITDA of between $8 million and $16 million. In addition, the Company maintains its expectations for full year 2024 capital expenditures of between $55 million and $65 million, primarily driven by investments in the Gen-3 satellites.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 AM EDT. Senior management will review the first quarter results, discuss BlackSky’s business, and answer questions. To access the live webcast or the archived webcast following completion of the call, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” for the link to the webcast. A presentation accompanying the webcast can also be found on the investor relations website. To access the conference call, participants should dial 1-800-225-9448 or 1-203-518-9708 using “BlackSky” as the conference ID at least ten minutes prior to the start of the call. To listen to a replay of the conference call, please dial 1-877-660-6853 or 1-201-612-7415 using access code 13745976. The audio replay will be available from approximately 12:30 PM EDT on May 8, 2024, through May 22, 2024.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence systems that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense, unrealized (gain) loss on certain warrants/shares classified as derivative liabilities, severance, income on equity method investment, investment loss on short-term investments, and transaction costs associated with debt and equity financings.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of Adjusted EBITDA to Net Loss, the most comparable measure reported in accordance with GAAP and for a discussion of the presentation, comparability, and use of Adjusted EBITDA.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact contained in this press release, including statements as to future performance, our guidance outlook for the year and expected capital expenditures, our ability to sustain revenue growth, expectations regarding global demand for our products and services, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Director, External Communications
pcabellon@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue
Imagery & software analytical services	$17,833	$15,760
Professional & engineering services	6,403	2,637
Total revenue	24,236	18,397
Costs and expenses
Imagery & software analytical service costs, excluding depreciation and amortization	3,445	3,699
Professional & engineering service costs, excluding depreciation and amortization	3,588	2,779
Selling, general and administrative	18,816	18,949
Research and development	456	216
Depreciation and amortization	11,184	9,655
Total costs and expenses	37,489	35,298
Operating loss	(13,253)	(16,901)
(Loss) gain on derivatives	(254)	1,531
Income on equity method investment	—	529
Interest income	400	435
Interest expense	(2,634)	(1,853)
Other income (expense), net	1	(943)
Loss before income taxes	(15,740)	(17,202)
Income tax expense	(70)	(113)
Loss from continuing operations	(15,810)	(17,315)
Net loss	(15,810)	(17,315)
Other comprehensive income	—	—
Total comprehensive loss	$(15,810)	$(17,315)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(0.11)	$(0.14)

Weighted average common shares outstanding - basic and diluted	143,228	124,144

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$14,965	$32,815
Restricted cash	413	619
Short-term investments	20,428	19,697
Accounts receivable, net of allowance of $252 and $151, respectively	5,582	7,071
Prepaid expenses and other current assets	3,836	3,916
Contract assets	24,134	15,213
Total current assets	69,358	79,331
Property and equipment - net	59,883	67,116
Operating lease right of use assets - net	4,517	1,630
Goodwill	9,393	9,393
Intangible assets - net	1,216	1,357
Satellite procurement work in process	62,106	55,976
Other assets	3,640	9,263
Total assets	$210,113	$224,066
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$13,078	$11,573
Amounts payable to equity method investees	164	10,843
Contract liabilities - current	2,157	3,670
Debt - current portion	304	—
Other current liabilities	1,560	1,405
Total current liabilities	17,263	27,491
Operating lease liabilities	6,997	3,041
Derivative liabilities	15,404	15,149
Long-term debt	84,695	83,502
Other liabilities	4,041	1,724
Total liabilities	128,400	130,907
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 146,821 and 145,232 shares; outstanding, 144,434 shares and 142,837 shares as of March 31, 2024 and December 31, 2023, respectively.	14	14
Additional paid-in capital	696,479	692,115
Accumulated deficit	(614,780)	(598,970)
Total stockholders’ equity	81,713	93,159
Total liabilities and stockholders’ equity	$210,113	$224,066

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(15,810)	$(17,315)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	11,184	9,655
Operating lease right of use assets amortization	191	446
Bad debt expense	100	—
Stock-based compensation expense	3,363	3,012
Amortization of debt issuance costs and non-cash interest expense	2,121	113
Loss (gain) on derivatives	254	(1,531)
Non-cash interest income	(267)	(156)
Income on equity method investment	—	(529)
Gain on disposal of property and equipment	—	(22)
Changes in operating assets and liabilities:
Accounts receivable	1,388	(5,947)
Contract assets - current and long-term	(3,328)	(591)
Prepaid expenses and other current assets	(195)	462
Other assets	344	(8)
Accounts payable and accrued liabilities	(2,354)	(2,966)
Other current liabilities	447	1,732
Contract liabilities - current and long-term	(1,239)	(2,951)
Other liabilities	(9)	(6)
Net cash used in operating activities	(3,810)	(16,602)
Cash flows from investing activities:
Purchase of property and equipment	(3,297)	(2,874)
Satellite procurement work in process	(11,347)	(12,926)
Purchases of short-term investments	(9,464)	(11,792)
Proceeds from maturities of short-term investments	9,000	38,110
Net cash (used in) provided by investing activities	(15,108)	10,518
Cash flows from financing activities:
Proceeds from equity issuances, net of equity issuance costs	1,298	29,432
Proceeds from options exercised	1	3
Withholding tax payments on vesting of restricted stock units	(419)	—
Payments for deferred financing costs	(18)	—
Payments for deferred offering costs	—	(552)
Payments of transaction costs related to derivative liabilities	—	(16)
Net cash provided by financing activities	862	28,867
Net (decrease) increase in cash, cash equivalents, and restricted cash	(18,056)	22,783
Cash, cash equivalents, and restricted cash – beginning of year	33,434	37,016
Cash, cash equivalents, and restricted cash – end of period	$15,378	$59,799

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(15,810)	$(17,315)
Interest income	(400)	(435)
Interest expense	2,634	1,853
Income tax expense	70	113
Depreciation and amortization	11,184	9,655
Stock-based compensation expense	3,363	3,012
Loss (gain) on derivatives	254	(1,531)
Severance	81	88
Income on equity method investment	—	(529)
Transaction costs associated with debt and equity financings	—	905
Investment loss on short-term investments	—	55
Adjusted EBITDA	$1,376	$(4,129)

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Operating expenses	$30,456	$28,820
Stock-based compensation for selling, general and administrative costs	(3,148)	(2,737)
Depreciation and amortization	(11,184)	(9,655)
Cash operating expenses	$16,124	$16,428